As filed with the Securities and Exchange Commission on November 8, 1995 Registration No. 33-_______


           SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                        FORM S-8
                 REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933
                          __________________

           FIRST MID-ILLINOIS BANCSHARES, INC.
                      (Exact name of Registrant as specified in its charter)

                  DELAWARE                              37-1103704
               (State or other jurisdiction of                      (I.R.S.
Employer
               incorporation or organization)
Identification No.)
                                        __________________

                                      1515 CHARLESTON AVENUE
                            MATTOON, ILLINOIS 61938
                   (Address of principal executive offices)
                                        __________________

                FIRST MID-ILLINOIS BANCSHARES, INC.DEFERRED
                       COMPENSATION PLAN
                                     (Full title of the plan)
                                        __________________

                              WILLIAM S. ROWLAND
                            CHIEF FINANCIAL OFFICER
                      FIRST MID-ILLINOIS BANCSHARES, INC.
                            1515 CHARLESTON AVENUE
                            MATTOON, ILLINOIS 61938
                              (Name and address of agent for service)

                                (217) 234-7454
         (Telephone number, including area code, of agent for service)

                                WITH COPIES TO:

                            JOHN E. FREECHACK, ESQ.
                            DOUGLAS J. TUCKER, ESQ.
                   BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                       333 WEST WACKER DRIVE, SUITE 2700
                           CHICAGO, ILLINOIS  60606
                                (312) 984-3100


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum         Proposed Maximum
     Title of Securities             Amount to be          Offering Price              Aggregate               Amount of
      to be Registered             Registered(1)(2)         per Share(3)         Offering Price(2)(3)     Registration Fee(3)
Common Stock, $4.00 Par Value           100,000             $34.03                  $3,403,000.00               $1,174.00

(1)Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the First Mid-Illinois Bancshares, Inc. Deferred Compensation Plan (the "Plan").

(2)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3)Estimated pursuant to Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First Mid-Illinois Bancshares, Inc. Deferred Compensation Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents previously or concurrently filed by First Mid-Illinois Bancshares, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K (the "Annual Report") filed by the Company (SEC File No. 0-13368) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on March 30, 1995.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) The description of the Company's common stock, par value $4.00 per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-13368), filed with the Commission on April 10, 1985, and all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the "DGCL"), Article 8 of the Company's Restated Certificate of Incorporation, as amended, (the "Certificate") provides as follows: "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto." Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THE REGISTRANT.Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on October 17, 1995.

                                     FIRST MID-ILLINOIS BANCSHARES, INC.



                                     By:    /S/DANIEL E. MARVIN, JR.
                                           Daniel E. Marvin, Jr.
                                           President and Chief Executive Officer



                                     By:    /S/WILLIAM S. ROWLAND
                                           William S. Rowland
                                           Chief Financial Officer




                               POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Daniel E. Marvin, Jr. and William S. Rowland, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below.


   SIGNATURE                TITLE                            DATE

/S/DANIEL E. MARVIN, JR.   President, Chief Executive       October 17, 1995
Daniel E. Marvin, Jr.      Officer and Chairman of the
                           Board

/S/ WILLIAM S. ROWLAND     Chief Financial and              October 17, 1995
William S. Rowland         Accounting Officer and
                           Director

/S/ CHARLES A. ADAMS       Director                         October 17, 1995
Charles A. Adams

/S/ KENNETH R. DIEPHOLZ    Director                         October 17, 1995
Kenneth R. Diepholz

/S/ RICHARD A. LUMPKIN     Director                         October 17, 1995
Richard A. Lumpkin

/S/ GARY W. MELVIN         Director                         October 17, 1995
Gary W. Melvin

/S/ WILLIAM G. ROLEY       Director                         October 17, 1995
William G. Roley

/S/ RAY A. SPARKS          Director                         October 17, 1995
Ray A. Sparks

                                  SIGNATURES

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administrator the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on October 17, 1995.



                              FIRST MID-ILLINOIS BANCSHARES, INC.
                              DEFERRED COMPENSATION PLAN


                              By:  FIRST MID-ILLINOIS BANCSHARES, INC.
                                    Plan Administrator



                                   By:   /S/ DANIEL E. MARVIN, JR.
                                    Its:  President and
                                          Chief Executive Officer

                      FIRST MID-ILLINOIS BANCSHARES, INC.

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

                                                      Incorporated
  Exhibit No.           Description                     Herein by                    Filed           Sequential
                                                      Reference To                 Herewith           Page No.
      4.1       Article IV of the First     Exhibit 3(a) to First Mid-
                Mid-Illinois Bancshares,    Illinois Bancshares, Inc.'s
                Inc. Restated Certificate   Annual Report on Form 10-K for
                of Incorporation and        the year ended December 31, 1987
                Amendment to Restated       (File No. 0-13368) (incorporated
                Certificate of              by reference)
                Incorporation
      4.2       Articles II, VI and VIII of Exhibit 3(b) to First Mid-
                the First Mid-Illinois      Illinois Bancshares, Inc.'s
                Bancshares, Inc. Restated   Annual Report on Form 10-K for
                Bylaws                      the year ended December 31, 1987
                                            (File No.0-13368) (incorporated
                                            by reference)
      5.1       Opinion of Barack,                                                     X                  8
                Ferrazzano, Kirschbaum &
                Perlman
     23.1       Consent of KPMG Peat                                                   X                 10
                Marwick LLP
     23.2       Consent of Barack,                                            Included in Exhibit
                Ferrazzano, Kirschbaum &                                      5.1
                Perlman
     24.1       Power of Attorney                                             Included on
                                                                              Signature Page to
                                                                              this Registration
                                                                              Statement
     99.1       First Mid-Illinois                                            X                          11
                Bancshares, Inc.  Deferred
                Compensation Plan